Exhibit 4.1

Number
CS-0
Share
-0-
PLAYTIKA HOLDING CORP.
Common Stock, Par Value $0.01 Per Share
SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER
This certifies that Specimen is the owner of -Zero- shares, fully paid and non-assessable, of the Common Stock of Playtika Holding Corp., a Delaware corporation, transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of the certificate properly endorsed.
IN WITNESS WHEREOF, Playtika Holding Corp. has caused this certificate to be signed by its duly authorized officers this day of , 20.
Secretary
President

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.